                                                                     EXHIBIT 4.1

                            VIROPHARMA INCORPORATED

                   CERTIFICATE OF THE POWERS, DESIGNATIONS,
                         PREFERENCES AND RIGHTS OF THE
              SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK,
                           PAR VALUE $.001 PER SHARE

            PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE


          The following resolution was duly adopted by the Board of Directors of ViroPharma Incorporated, a Delaware corporation (the "Company"), pursuant to the
                                                      -------
provisions of Section 151 of the General Corporation Law of the State of Delaware, on May 5, 1999, by the unanimous written consent of the Board of
Directors:

          WHEREAS, the Board of Directors of the Company is authorized, subject to limitations prescribed by law and the provisions of the Certificate of Incorporation (as defined below) of the Company, to provide for the issuance of all or any of the shares of Preferred Stock, par value $.001 per share, in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the powers, designation, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications or restrictions thereof; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

          NOW, THEREFORE, BE IT RESOLVED that, pursuant to the authority expressly granted to the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, there be created from the 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of
                                                           ---------------
the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock consisting of 2,300,000 shares of Series A Convertible Participating Preferred Stock (the "Series A Preferred
                                                         ------------------
Stock"), the voting powers, designations, preferences and relative,
-----
participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:

          1.   Definitions.  As used herein, the following terms shall have the
               -----------
following meanings:

               1.1  "Affiliate" shall mean, with respect to any Person, any
                     ---------
other Person that, directly or indirectly, controls, is controlled by, or is under common
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                                                                               2


control with, such first Person. For the purpose of this definition, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               1.2  "Board of Directors" shall mean the Board of Directors of
                     -------------------
the Company, as constituted from time to time.

               1.3  "Business Day" shall mean any day that is not a Saturday, a
                     -------------
Sunday or a day on which banking institutions are not required to be open in New York City.

               1.4  "Certificate of Incorporation" shall mean the Second
                     ----------------------------
Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof.

               1.5  "Closing Price" of the Common Stock as of any day, means (i)
                     -------------
the last reported sale price of such stock (regular way) or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked quotation for the Common Stock, in either case reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or a similar
                                                      ------
service if NASDAQ is no longer reporting such information.

               1.6  "Common Stock" shall mean the class of Common Stock, par
                     ------------
value $.002 per share, of the Company or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.7  "Common Stock Conversion Rate" shall mean, as of any date, a
                     ----------------------------
rate for each share of Series A Preferred Stock equal to (i) the Liquidation Value thereof plus all accrued and unpaid dividends thereon pursuant to Section
2.2 herein, divided by (ii) the Conversion Price in effect as of such date.

               1.8  "Conversion Price" shall mean $6.20 per share of  Series A
                     ----------------
Preferred Stock, subject to adjustment as provided herein.

               1.9   "Current Market Price" shall mean, with respect to each
                      ---------------------
share of Common Stock as of any date, the average of the daily Closing Prices per share of Common Stock for the 30 consecutive Trading Days prior to such date; provided that, if on any such date the shares of Common Stock are not
      --------
listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for a share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority in interest of the Series A Preferred Stock disagree with the Board's determination of fair market value by written notice delivered to the Company within five (5) Business Days after the Board's determination thereof is communicated in writing to such holders, which notice specifies a majority-in-interest of such holders' determination of fair market value, then the Company and a majority-in-interest of such holders shall select an Independent Financial Expert which shall determine such fair market value. If the Company and such holders are unable to agree upon an Independent Financial Expert within fifteen (15) days after the request by such holders, the Company, on the one hand, and such holders, on the other, shall each select an Independent Financial Expert within five (5) days following the expiration of such fifteen (15) day period, and these two Independent Financial Experts shall select a third Independent Financial Expert. The determination of fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Company and all holders of the Series A Preferred Stock. All costs and fees of any Independent Financial Experts retained in accordance with the foregoing shall be borne by the Company.

               1.10  "Dividend Amount" shall mean an amount per share of Series
                      ---------------
A Preferred Stock (rounded to the nearest $ .01) equal to $50 per $1,000 Liquidation Value of Series A Preferred Stock at all times after the Issue Date.

               1.11  "Dividend Rate" shall mean 5.0% per annum beginning on the
                      -------------
Issue Date of the Series A Preferred Stock.

               1.12  "Exchange Act" shall mean the Securities Exchange Act of
                      ------------
1934, as amended.

               1.13  "Independent Financial Expert" means an independent
                      ----------------------------
nationally recognized investment banking firm.

               1.14  "Issue Date" shall mean the Closing Date (as defined in the
                      ----------
Investment Agreement).

               1.15  "Investment Agreement" shall mean the Investment Agreement,
                      --------------------
dated as of May 5, 1999, between the Company and Perseus-Soros

BioPharmaceutical Fund, LP, a Delaware limited partnership, as amended from time to time.

               1.16  "Junior Stock" shall mean the Common Stock and the shares
                      ------------
of any other class or series of stock of the Company which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series A Preferred Stock in respect of the right to receive dividends and to participate in any distribution of assets other than by way of dividends.

               1.17  "Liquidation Value" shall mean $6.20 per share of  Series A
                      -----------------
Preferred Stock, subject to adjustment as provided herein.

               1.18  "Parity Stock" shall mean the shares of any other class or
                      ------------
series of stock of the Company which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series A Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series A Preferred Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer (i) in
--------  -------                 ------------
Section 2.3 hereof, to any stock which is Parity Stock in respect of the right to receive dividends and (ii) in Section 5 hereof, to any stock which is Parity Stock in respect of any distribution of assets other than by way of dividends.

               1.19  "Person" shall mean any individual, firm, corporation,
                      ------
partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               1.20  "Pro Rata Repurchase" shall mean any purchase of shares of
                      -------------------
Common Stock by the Company or by any of its subsidiaries whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, which purchase is subject to
Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock.

               1.21  "Senior Stock" shall mean the shares of any class or
                      ------------
series of stock of the Company which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.22  "Trading Day" shall mean, so long as the Common Stock is
                      -----------
listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

          2.   Dividends.
               ---------

               2.1 The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive quarterly dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Each quarterly dividend shall be an amount per share (rounded to the nearest $.01) equal to 0.25 multiplied by the Dividend Amount and shall be payable on the last day of March, June, September and December in each year (each a "Dividend
                                                                 --------
Payment Date") to the holders of record of Series A Preferred Stock at the close
------------
of business on the preceding Business Day, or such other dates as are fixed by the Board Directors within ten (10) days prior to the Dividend Payment Date (each a "Record Date"). Such dividends shall become payable beginning on the
         -----------
first Dividend Payment Date for which the Record Date is subsequent to the Issue Date. Dividends on each share of Series A Preferred Stock shall be cumulative and shall accrue on a day-to-day basis, whether or not earned, from and after the day immediately succeeding the date on which such share was issued, and shall be payable in cash (except upon conversion). Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 365 day year. The Company, in its sole discretion, may elect not to pay such dividends in cash when due, in which case such dividends shall be automatically added to the Liquidation Value of the Series A Preferred Stock as of any such Dividend Payment Date and as a result shall no longer be considered due and payable. Each addition to the Liquidation Value in lieu of a cash dividend to the holders of the Series A Preferred Stock as provided in the preceding sentence shall constitute the full payment of such dividend.

               2.2 In addition to the right to receive quarterly dividends pursuant to Section 2.1 above, each holder of a share of Series b Preferred Stock shall have the right, at any time after the Issue Date, if the Board of Directors of the Company shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution receivable by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

               2.3 Except as hereinafter provided in this Section 2.3, unless full cumulative dividends on the outstanding shares of Series A Preferred Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds shall have been set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on Series A Preferred Stock and all such Parity Stock shall in all cases bear to each other the same ratio that accrued cumulative dividends per share on the shares of Series A Preferred Stock and all such Parity Stock bear to each other.

          3.   Conversion of Series A Preferred Stock.
               --------------------------------------

               3.1  Conversion at the Option of the Holder of Series A Preferred
                    ------------------------------------------------------------
Stock.
-----

                    (a) Each holder of a share of Series A Preferred Stock shall have the right, at any time after the Issue Date, to convert such share into fully paid and nonassessable shares of Common Stock at the Common Stock Conversion Rate as of the date of conversion.

                    (b) Any holder of shares of Series A Preferred Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the offices of the Company (or at such other place in either New York City or Philadelphia as the Company may designate by written notice to the holders of shares of Series A Preferred Stock) during regular business hours, duly endorsed to the Company or in blank, or accompanied by instruments of transfer to the Company or in blank, in form reasonably satisfactory to the Company, and shall give written notice to the Company at such offices that such holder elects to convert such shares of Series A Preferred Stock. As soon as practicable (but in any event not later than five (5) Business Days) after any holder deposits certificates for shares of Series A Preferred Stock, accompanied by the written notice above prescribed, the Company shall issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash in lieu of fractional shares, if any, to which such holder is entitled upon such conversion.

                    (c) Conversion shall be deemed to have been made as of the date that certificates for the shares of Series A Preferred Stock to be converted and the written notice are received by the Company and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for Series A Preferred Stock are duly closed (but not for any period in excess of five days) for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

               3.2  Conversion at the Option of the Company.
                    ---------------------------------------

               (a) If, at any time after the second anniversary of the Issue Date, the average of the daily Closing Prices per share of Common Stock for 90 consecutive Trading Days is at least 2.5 times $6.20 (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Issue Date), the Company, at its option, may elect to convert, subject to the terms and provisions of this Section 3, all or any of the shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Common Stock Conversion Rate as of the date of conversion. Notwithstanding the foregoing, the Company shall not convert less than all outstanding shares of Series A Preferred Stock pursuant to this Section 3.2(a) if shares of Series A Preferred Stock having an aggregate liquidation value of less than $5,000,000 would remain outstanding after giving effect to any such proposed optional conversion. If fewer than all the outstanding shares of Series A Preferred Stock are to be converted as provided in this Section 3.2, the shares to be converted shall be determined pro rata among the holders of record thereof.

               (b)  If the Company shall elect to exercise its rights under this
Section 3.2, notice of such election shall be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series A Preferred Stock, not less than 15 days nor more than 45 days prior to the conversion date, to each holder of record of the shares to be converted at such holder's address as the same appears on the stock register of the Company; provided, however, that no failure to mail such notice or any
--------  -------
defect therein shall affect the validity of the proceeding for conversion of any shares of Series A Preferred Stock to be converted except as to the holder to whom the Company has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the conversion date (the "Conversion Date"); (ii) the total number of shares of Series A Preferred Stock
 ----------------
to be converted and if less than all of the outstanding shares of Series A Preferred Stock are be converted, the number of shares to be converted by such holder; (iii) the Common Stock Conversion Rate; and (iv) the place or places where certificates for such shares are to be surrendered for certificates representing the number of shares of Common Stock and the cash in lieu of fractional shares, if any, to which such holder is entitled upon such conversion, which shall be the offices of the Company (or at such other place in New York City as the Company may designate).

               (c) On the Conversion Date, upon surrender in accordance with said notice of any shares of Series A Preferred Stock (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the Company shall deliver to the holder of such shares of Series A Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock have been converted in accordance with the provisions of this Section 3.2. If fewer than all the shares represented by any such certificate are converted, a new certificate shall be issued representing the unconverted shares without cost to the holder of record thereof. For purposes of the foregoing, such conversion shall be deemed to have been made at the close of business on the Conversion Date and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

               3.3 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Company shall, subject to Section 3.4(c), make a cash payment (calculated to the nearest $.01) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

               3.4 The Common Stock Conversion Rate shall be adjusted from time to time as follows:

                    (a) If the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, (i) pay a dividend on its Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the Common Stock Conversion Rate in effect immediately before such action shall be adjusted so that the holders of the Series A Preferred Stock, upon conversion of shares thereof immediately following such action, shall be entitled to receive the kind and amount of shares of capital stock of the Company which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series A Preferred Stock had been converted immediately before the record date or effective date for such action.

                    (b) If the Company or any subsidiary thereof shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, make a Pro Rata Repurchase, the Common Stock Conversion Rate shall be adjusted by multiplying the Common Stock Conversion Rate in effect immediately prior to such action by a fraction (which in no event shall be less than one (1)), the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.01).

                    (c) All calculations under this Section 3.4 shall be made to the nearest $.01 (with $.005 being rounded upward), one-hundredth of a share (with .005 being rounded upward) or, in the case of a conversion rate, one ten-thousandth (with .00005 being rounded upward). Notwithstanding any other provision of this Section 3.4, the Company shall not be required to make any adjustment of the Common Stock Conversion Rate unless such adjustment would require an increase or decrease of at least 0.05% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 0.05% in such rate. Any adjustments under this Section 3.4 shall be made successively whenever an event requiring such an adjustment occurs.

                    (d) Whenever an adjustment in the Common Stock Conversion Rate is required, the Company shall promptly cause to be mailed (but in any event not later than five (5) days after the date of the event giving rise to such adjustment) first-class postage prepaid, to the holders of record of the outstanding shares of Series A Preferred Stock, notice of such adjustment and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the adjusted Common Stock Conversion Rate in effect as of such date determined as provided herein. Such notice and certificate shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment.

                    (e) In the event that at any time as a result of an adjustment made pursuant to this Section 3.4, the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
(d) and (f) of this Section 3.4, and the provisions of this Section 3 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                    (f) No adjustment shall be made pursuant to this Section if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock.

               3.5 The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock into such Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock would be held by a single holder). The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any shares of such Common Stock reserved for issuance in any other connection) shall not be sufficient to permit the conversion of the shares of Series A Preferred Stock into the Common Stock. The Company covenants that any shares of Common Stock issued upon conversions of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable.

               3.6 If any shares of Common Stock which would be issuable upon conversion of shares of Series A Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be.

               3.7 The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

               3.8 For purposes of this Section 3, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any subsidiary. The Company shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               3.9 If any action or transaction would require adjustment of the Common Stock Conversion Rate pursuant to more than one paragraph of this
Section 3, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

               3.10 From and after the date a share of Series A Preferred Stock is converted pursuant to Sections 3.1 or 3.2, dividends on such shares of Series A Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the Common Stock) shall cease except as otherwise provided herein and in the Investment Agreement.

               3.11  In case:

                     (a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required; or

                     (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                     (c) of the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company except to a wholly-owned subsidiary; or

                     (d)  of any Pro Rata Repurchase;

then, in each case, the Company shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series A Preferred Stock, not less than 20 days nor more than 60 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Section 3, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase is expected to become effective, if known, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase, if known. Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

          4.   Voting.  The shares of Series A Preferred Stock shall have no
               ------
voting rights except as required by law or as set forth below:

                    (a) So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Company eligible to vote on any such matters.

                    (b) So long as at least 575,000 shares of Series A Preferred Stock (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Issue Date) remain outstanding, the Company shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of Series A Preferred Stock representing at least a majority of the aggregate voting power of shares of the Series A Preferred Stock outstanding, voting as a separate class, authorize or issue any Senior Stock or Parity Stock or reclassify any Junior Stock as Parity Stock or Senior Stock or reclassify any Parity Stock as Senior Stock.

                    (c) The Company shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of Series A Preferred Stock representing at least a majority of the aggregate voting power of shares of Series A Preferred Stock then outstanding, voting as a separate class, amend, alter or repeal any of the provisions of the Certificate of Incorporation or this Certificate of Designation, so as in any such case to materially adversely affect the preferences, special rights, powers or privileges of the shares of Series A Preferred Stock.

                    (d) In addition to the foregoing, the holders of the Series A Preferred Stock shall have such other voting, consent and approval rights as are specified in the Investment Agreement.

          5.   Liquidation Rights. For the purposes of this Section 5, an
               ------------------
"Extraordinary Event" shall mean: (i) the dissolution, liquidation or winding up
--------------------
of the Company, whether voluntary or involuntary; (ii) the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company other than to a wholly-owned subsidiary; and/or (iii) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation.

               5.1 Upon an Extraordinary Event, the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, an amount (the "Liquidation Amount") equal to the greater of (i) the Liquidation
             ------------------
Value per share plus all accrued and unpaid dividends thereon (whether or not declared) to the date fixed for the Extraordinary Event, or (ii) the amount that it would have received if immediately prior to the Extraordinary Event, the Series A Preferred Stock had been converted to Common Stock.

               5.2 After the payment to the holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 5, the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

               5.3 In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon an Extraordinary Event shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5.1, then the holders of all shares of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

          6.   Other Provisions.
               ----------------

               6.1 Shares of Series A Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with this certificate of designation.

               6.2 The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of Series A Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

               6.3 Any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

               6.4 If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

               6.5 All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

          IN WITNESS WHEREOF, VIROPHARMA INCORPORATED has caused this certificate to be duly executed and attested as of the day and year first above written.

                         VIROPHARMA INCORPORATED

                         By:     /s/ Vincent J. Milano
                              ---------------------------------------------
                         Name: Vincent J. Milano
                         Title:  Vice President and Chief Financial Officer



Dated: May 5, 1999

[SEAL]

ATTEST: _________________